Exhibit 99

Humana Reports Third Quarter Financial Results

  EPS for 3Q10 of $2.32 included $0.31 of favorable prior-period medical claims development
  2010 EPS guidance raised to $6.40 to $6.50
  Strong operating performance in both business segments
  YTD cash flows from operations exceeded $2.2 billion
  TRICARE contract expected to be extended through March 2012

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 1, 2010--Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended September 30, 2010 (3Q10) of $2.32, ahead of management’s guidance of $1.65 to $1.75. The company earned $1.78 per share for the quarter ended September 30, 2009 (3Q09). Results for 3Q10 reflect improved performance in the company’s operations, the beneficial effect of $0.21 per share in higher-than-expected favorable medical claims development related to prior years(a) and $0.10 per share in higher-than-expected favorable medical claims development related to the first half of 2010(a).

For the nine months ended September 30, 2010 (YTD10) the company reported $5.84 in EPS compared to $4.67 in EPS for the nine months ended September 30, 2009 (YTD09). Results for YTD10 reflect improved performance in the company’s operations and the beneficial effect of $0.72 per share in higher-than-expected favorable medical claims development related to prior years(a), partially offset by $0.55 per share in expenses from the write-down of certain deferred acquisition costs in the second quarter 2010.

“Our third-quarter results showed strong operating performance in both our Government and Commercial segments,” said Michael B. McCallister, Humana's chairman of the board and chief executive officer. “With the success of our one-to-one retail approach to membership growth solidly aligned with the continued expansion of Medicare and potential retail opportunities in the individual market, Humana faces the post-reform future with confidence.”

The company now anticipates EPS of approximately $6.40 to $6.50 for the year ending December 31, 2010 (FY10) reflecting the improved operating performance and the expectation of a TRICARE contract extension, as discussed below.

Humana plans to issue its 2011 earnings guidance in conjunction with its biennial investor meeting scheduled for November 18, 2010. That meeting will be available to the media and general public via a live web cast.

TRICARE Update

As previously disclosed by the company, on October 5, 2010, Humana Military Healthcare Services, Inc. (HMHS), a wholly-owned subsidiary of the company, was notified by the United States Department of Defense TRICARE Management Activity (TMA) that the TMA intends to negotiate with HMHS for an extension of HMHS’s administration of the TRICARE program South Region contract for an additional option period from April 1, 2011 through March 31, 2012.

Discussions are still at a preliminary stage, but Humana no longer anticipates incurring the previously expected expenses of between $0.19 and $0.28 per diluted common share during FY10 related to the previously anticipated loss of the TRICARE contract on March 31, 2011. Such expenses may, however, be incurred in future periods, depending on the ultimate disposition of future contract awards, as discussed in the company’s Securities and Exchange Commission filings.

Consolidated Highlights

Revenues – 3Q10 consolidated revenues rose 9 percent to $8.42 billion from $7.72 billion in 3Q09, with total premium and administrative services fees also up 9 percent compared to the prior year’s quarter. The year-over-year increase in premiums and administrative services fees primarily reflects a 17 percent increase in average membership for the company’s Medicare Advantage plans and continued pricing discipline across all of the company’s lines of business, partially offset by lower average stand-alone Prescription Drug Plan (PDP) and commercial fully-insured group medical membership.

Consolidated revenues for YTD10 rose 9 percent to $25.52 billion from $23.33 billion for YTD09 with total premiums and administrative services fees up 9 percent compared to the prior year’s period, also driven primarily by the same factors as the third quarter year-over-year increase.

Benefit expenses – The 3Q10 consolidated benefit ratio (benefit expenses as a percent of premium revenues) of 81.6 percent decreased 50 basis points from 82.1 percent for the prior year’s quarter and included a 100 basis point beneficial effect of higher-than-expected favorable prior-period medical claims development in 3Q10 (a). The Commercial Segment benefit ratio for 3Q10 improved 350 basis points while that for the Government Segment increased 30 basis points year over year. The primary drivers of these changes are detailed in the segment discussions below.

The consolidated benefit ratio for YTD10 of 82.3 percent was 80 basis points lower than the YTD09 consolidated benefit ratio of 83.1 percent due primarily to an 80 basis point beneficial effect of higher-than-expected favorable prior-year medical claims development YTD10 (a). The lower consolidated benefit ratio versus the prior year’s period included a 390 basis point improvement in the benefit ratio for the Commercial Segment and a 20 basis point improvement for the Government Segment. These changes were primarily driven by the same factors impacting the third quarter year-over-year comparisons.

Selling, general, & administrative (SG&A) expenses – The 3Q10 consolidated SG&A expense ratio (SG&A expenses as a percent of premiums, administrative services fees and other revenue) of 12.9 percent decreased 80 basis points from the 3Q09 ratio of 13.7 percent reflecting both scale efficiencies associated with higher average Medicare Advantage membership and the company’s continued focus on administrative cost reductions.

The YTD10 consolidated SG&A expense ratio of 13.3 percent decreased 20 basis points from the YTD09 ratio of 13.5 percent primarily reflecting the same factors impacting the third quarter year-over-year comparison, partially offset by the impact of the write-down of certain deferred acquisition costs in the second quarter of 2010.

Government Segment Results

Pretax results:

  Government Segment pretax income increased to $554.1 million in 3Q10 from $474.5 million in 3Q09 primarily due to higher average Medicare Advantage membership year-over-year and a lower SG&A expense ratio. The lower SG&A expense ratio resulted from economies of scale associated with higher average membership and a continued focus on administrative cost reductions.
  For YTD10, pretax earnings for the Government Segment of $1.36 billion increased by $316.4 million versus YTD09 pretax earnings for the segment of $1.05 billion, primarily reflecting the same factors as those affecting the quarterly year-over-year comparisons.

Enrollment:

  Medicare Advantage membership grew to 1,764,800 at September 30, 2010, an increase of 250,000 members, or 17 percent, from 1,514,800 at September 30, 2009, and up 256,300, or 17 percent, versus 1,508,500 at December 31, 2009. As of September 30, 2010, approximately 74 percent of the company’s fully-insured Medicare Advantage members were in network-based products versus 62 percent at September 30, 2009 and 63 percent at December 31, 2009.

  Membership in the company’s stand-alone PDPs totaled 1,785,600 at September 30, 2010 compared to 1,960,400 at September 30, 2009 and 1,927,900 at December 31, 2009. Both the year-over-year and year-to-date membership declines resulted primarily from attrition due to the company’s competitive positioning as it realigned stand-alone PDP premium and benefit designs to correspond with its pharmacy claims experience.
  Military services membership at September 30, 2010 of 3,031,100 was essentially unchanged from 3,015,100 at September 30, 2009 and 3,034,400 at December 31, 2009.

Premiums and administrative services fees:

  Medicare Advantage premiums of $4.80 billion in 3Q10 increased 16 percent compared to $4.14 billion in 3Q09, primarily the result of a 17 percent increase in average Medicare Advantage membership.
  Medicare stand-alone PDP premiums of $579.6 million in 3Q10 were up slightly compared to $578.1 million in 3Q09, reflecting the generally offsetting impacts of a 10 percent increase in premiums per member per month and a 9 percent decline in average membership year over year.
  Military services premiums and administrative services fees during 3Q10 increased $77.0 million, or 9 percent, to $895.8 million compared to $818.8 million in 3Q09.

Benefit Expenses:

  The Government Segment benefit ratio of 82.2 percent increased 30 basis points versus the 3Q09 ratio of 81.9 percent primarily due to an increase in Medicare Advantage group business (which generally carries a higher benefit ratio than the company’s individual Medicare Advantage business). The segment’s benefit ratio for 3Q10 also included the beneficial effect of 100 basis points from higher-than-expected favorable prior-period medical claims development(a), 70 basis points related to the prior year and 30 basis points related to the first half of 2010.

SG&A Expenses:

  The Government Segment’s SG&A expense ratio of 9.5 percent decreased from 10.2 percent in 3Q09 reflecting continued scale efficiencies associated with higher average Medicare Advantage membership and a continued focus on administrative cost reductions.

Commercial Segment Results

Pretax results:

  Commercial Segment pretax income increased to $68.1 million in 3Q10 compared to a pretax loss of $5.2 million in 3Q09 due to lower levels of health care services utilization as well as the company’s continued focus on pricing discipline and administrative cost reductions.

  For YTD10, pretax income for the Commercial Segment of $213.4 million compared to earnings of $157.8 million for YTD09 primarily reflecting the same factors as those affecting the quarterly year-over-year comparisons partially offset by $147.5 million in expenses during the second quarter of 2010 associated with the write-off of certain deferred acquisition costs.

Enrollment:

  Commercial Segment medical membership declined to 3,130,900 at September 30, 2010, a decrease of 296,000, or 9 percent, from 3,426,900 at September 30, 2009 and a decline of 279,900, or 8 percent, from 3,410,800 at December 31, 2009. The year-over-year declines during both 3Q10 and YTD10 primarily reflected continued pricing discipline across the company’s fully-insured medical lines of business.
  Membership in Commercial Segment specialty products(b) of 7,038,800 at September 30, 2010 decreased less than 1 percent from 7,073,700 at September 30, 2009 and 1 percent from 7,109,900 at December 31, 2009.

Premiums and administrative services fees:

  Premiums and administrative services fees for the Commercial Segment decreased 3 percent to $1.81 billion in 3Q09 compared to $1.87 billion in the prior year’s quarter, reflecting an 8 percent decline in average medical membership year over year, partially offset by continued pricing discipline.
  Commercial Segment medical premiums for fully-insured group accounts increased approximately 8 percent on a per-member basis during 3Q10 compared to 3Q09.

Benefit Expenses:

  The Commercial Segment benefit ratio for 3Q10 of 79.2 percent was 350 basis points lower than the 3Q09 benefit ratio of 82.7 percent, primarily due to lower levels of health care services utilization year over year and continued pricing discipline. The segment’s benefit ratio for 3Q10 also included the beneficial effect of 120 basis points from higher-than-expected favorable prior-period medical claims development(a), 90 basis points related to the prior year and 30 basis points related to the first half of 2010.

SG&A Expenses:

  The Commercial Segment SG&A expense ratio of 24.4 percent for 3Q10 compares to 24.0 percent in 3Q09, as increases in the company’s specialty, ancillary and individual medical businesses that carry a higher administrative expense load as a percent of revenues were partially offset by the company’s continued focus on administrative cost reductions.

Balance Sheet

  At September 30, 2010, the company had cash, cash equivalents, and investment securities of $11.54 billion, up 12 percent from $10.29 billion in such assets at June 30, 2010. Parent company cash and investments at September 30, 2010 were $1.27 billion, up $270.4 million from $1.00 billion at June 30, 2010.
  Debt-to-total capitalization at September 30, 2010 was 19.4 percent, down 110 basis points from 20.5 percent at June 30, 2010 due primarily to increased net income during 3Q10.

Cash Flows from Operations

Cash flows provided by operations for 3Q10 of $1.21 billion compared to cash flows provided by operations of $940.1 million in 3Q09 with the increase primarily due to higher net income and changes in working capital balances year over year.

Share Repurchase Program

In December 2009, the company’s Board of Directors renewed its authorization for the use of up to $250 million for the repurchase of Humana common shares. During 3Q10, the company repurchased 968,000 of its outstanding shares at an average price per share of $51.66. As of November 1, 2010, the company had approximately $150 million remaining on the December 2009 authorization, which is effective until December 31, 2011.

Footnotes

(a)	Actuarial standards require the use of assumptions based on moderately adverse experience, which generally results in favorable reserve development, or reserves that are considered redundant. When the Company recognizes a release of the redundancy, it discloses the amount that is not in the ordinary course of business.

(b)	The Commercial Segment provides a full range of insured specialty products including dental, vision and other supplemental products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products. Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in approximately ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

  Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, increasing the company's medical and administrative costs by, among other things, requiring a minimum benefit ratio, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax; financial position, including the company's ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.
  If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.
  If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.
  If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business may be materially adversely affected.
  Humana is involved in various legal actions, which, if resolved unfavorably to Humana, could result in substantial monetary damages. Increased litigation and negative publicity could increase the company’s cost of doing business.
  Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application, could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and financial condition. In addition, as a government contractor, Humana is exposed to additional risks that may adversely affect the company’s business or the company’s willingness to participate in government health care programs.
  On October 5, 2010, Humana was notified that the Department of Defense TRICARE Management Activity intends to negotiate with Humana for an extension of Humana’s administration of the TRICARE South Region contract, comprised of a one-year option period from April 1, 2011 through March 31, 2012. As a result, Humana no longer expects that an impairment of certain assets associated with its military services business, primarily consisting of goodwill, will occur during 2010. There can be no assurance, however, that the contract will be extended.

  Any failure to manage administrative costs could hamper Humana’s profitability.
  Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.
  If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
  Humana’s mail order pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
  Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
  If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
  Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.
  Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
  Changes in economic conditions could adversely affect Humana’s business and results of operations.
  The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
  Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

  Form 10-K for the year ended December 31, 2009;
  Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;
  Form 8-Ks filed during 2010.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 10.1 million medical members and 7.0 million specialty members. Humana is a full-service benefits solutions company, offering a wide array of health, pharmacy and supplemental benefit plans for employer groups, government programs and individuals.

Over its 49-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference calls;
  Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information.

Humana Inc. – Earnings Guidance Points as of November 1, 2010

(in accordance with Generally Accepted Accounting Principles (GAAP))	For the year ending December 31, 2010 (FY10)	Comments
Diluted earnings per common share (EPS)	FY10: approximately $6.40 to $6.50

EPS estimates exclude the impact of potential future share repurchases

FY10 EPS includes $0.72 per share beneficial effect from higher-than-expected favorable prior-year medical claims reserve development and $0.55 per share in expenses associated with the write-down of certain deferred acquisition costs

Revenues	Consolidated revenues: $33.5 billion to $34.0 billion

Premiums and ASO fees:
Medicare Advantage: approximately $19.3 billion
Medicare stand-alone PDPs: approximately $2.4 billion
Military Services: $3.5 billion to $3.6 billion
Commercial Segment: approximately $7.3 billion

Consolidated investment income: $330 million to $340 million

Consolidated other revenue: $290 million to $310 million
Ending medical membership	Medicare Advantage: up approximately 255,000 to 260,000 from prior year	Medicare Advantage includes ASO and fully-insured group and individual Medicare members

Medicare stand-alone PDPs: down 175,000 to 180,000 from prior year

Military services: no material change from prior year

	Medicaid: up approximately 150,000 from prior year	Includes additional Puerto Rico contract effective 10/1/10

Commercial fully-insured: down 210,000 to 215,000 from prior year

Commercial ASO: down 115,000 to 125,000 from prior year
Benefit ratios and benefit expense trend components	Government Segment benefit ratio in the range of 84.0% to 84.5%

Government Segment benefit ratio is Medicare, Medicaid, and Military Services combined and includes an 60 basis point benefit from higher-than-expected favorable prior-period medical claims development

	Medicare benefit ratio in the range of 83.0% to 83.5%	Medicare benefit ratio is Medicare Advantage and Stand-Alone PDP combined and includes a 70 basis point benefit from higher-than-expected favorable prior-period medical claims development

	Commercial Segment benefit ratio in the range of 77% to 78%	Commercial Segment benefit ratio is Medical and Specialty combined and includes an 60 basis point benefit from higher-than-expected favorable prior-period medical claims development

Commercial group fully-insured secular benefit expense trend components: inpatient hospital utilization – flat to down; inpatient and outpatient hospital rates (base rate plus severity adjustments) – low-to-mid single digits; outpatient hospital utilization – low single digits; physician – essentially flat; pharmacy – low to mid single digits

Commercial group fully-insured secular trends of 4% to 5% represent the underlying percentage change in total medical expenses which excludes the impact of benefit changes and business, product, and demographic mix.

Selling, general & administrative expense ratio	13.5% to 14.0%	Ratio computed as SG&A expenses as a percent of premiums, administrative services fees, and other revenue

Includes 40 basis point negative impact from write-down of certain deferred acquisition costs (DAC) in the second quarter 2010

Depreciation & amortization	$250 million to $260 million
Interest expense	$105 million to $110 million
Government Segment pretax operating results	Medicare pretax operating margin: approximately 6.5% Military services: pretax operating earnings of approximately $110 million	Medicare margin includes Medicare Advantage and stand-alone PDP combined
Commercial Segment pretax earnings	$165 million to $170 million	Commercial Segment results include the impact of investment income and interest expense, approximately $42.1 million in beneficial effect of higher-than-expected favorable prior-year medical claims development and $147.5 million of DAC impairment expenses, as discussed above
Cash flows from operations	$2.1 billion to $2.3 billion
Capital expenditures	Approximately $205 million
Effective tax rate	Approximately 37%
Shares used in computing full-year EPS	Approximately 170 million	Excludes impact of potential future share repurchases

Humana Inc. Statistical Schedules And Supplementary Information 3Q10 Earnings Release

S-1

Humana Inc.
Statistical Schedules and Supplementary Information
3Q10 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5	Consolidated Balance Sheets
S-6-7	Consolidated Statements of Cash Flows
S-8	Key Income Statement Ratios and Segment Operating Results
S-9	Membership Detail
S-10-11	Premiums and Administrative Services Fees Detail
S-12	Percentage of Ending Membership under Capitation Arrangements
S-13	Investments
S-14-16	Benefits Payable
S-17	Footnotes

S-2

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Three Months Ended September 30,
			Dollar	Percentage
	2010	2009	Change	Change
Revenues:
Premiums	$8,134,645	$7,444,122	$690,523	9.3%
Administrative services fees	121,815	133,732	(11,917)	-8.9%
Investment income	87,250	74,861	12,389	16.5%
Other revenue	80,938	64,104	16,834	26.3%
Total revenues	8,424,648	7,716,819	707,829	9.2%
Operating expenses:
Benefits	6,637,470	6,111,351	526,119	8.6%
Selling, general and administrative	1,074,188	1,047,773	26,415	2.5%
Depreciation	54,115	52,897	1,218	2.3%
Other intangible amortization	10,442	9,191	1,251	13.6%
Total operating expenses	7,776,215	7,221,212	555,003	7.7%
Income from operations	648,433	495,607	152,826	30.8%
Interest expense	26,143	26,259	(116)	-0.4%
Income before income taxes	622,290	469,348	152,942	32.6%
Provision for income taxes	229,069	167,829	61,240	36.5%
Net income	$393,221	$301,519	$91,702	30.4%

Basic earnings per common share	$2.35	$1.80	$0.55	30.6%
Diluted earnings per common share	$2.32	$1.78	$0.54	30.3%

Shares used in computing basic earnings per common share	167,574	167,404
Shares used in computing diluted earnings per common share	169,582	169,246

S-3

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Nine Months Ended September 30,
			Dollar	Percentage
	2010	2009	Change	Change
Revenues:
Premiums	$24,673,259	$22,557,943	$2,115,316	9.4%
Administrative services fees	374,441	368,308	6,133	1.7%
Investment income	252,495	219,745	32,750	14.9%
Other revenue	217,768	181,373	36,395	20.1%
Total revenues	25,517,963	23,327,369	2,190,594	9.4%
Operating expenses:
Benefits	20,304,590	18,748,206	1,556,384	8.3%
Selling, general and administrative	3,363,021	3,115,918	247,103	7.9%
Depreciation	168,030	152,250	15,780	10.4%
Other intangible amortization	28,573	28,330	243	0.9%
Total operating expenses	23,864,214	22,044,704	1,819,510	8.3%
Income from operations	1,653,749	1,282,665	371,084	28.9%
Interest expense	78,679	79,605	(926)	-1.2%
Income before income taxes	1,575,070	1,203,060	372,010	30.9%
Provision for income taxes	583,005	414,044	168,961	40.8%
Net income	$992,065	$789,016	$203,049	25.7%

Basic earnings per common share	$5.90	$4.72	$1.18	25.0%
Diluted earnings per common share	$5.84	$4.67	$1.17	25.1%

Shares used in computing basic earnings per common share	168,082	167,250
Shares used in computing diluted earnings per common share	169,964	168,858

S-4

Humana Inc.
Consolidated Balance Sheets
Dollars in thousands, except share amounts

	September 30,	June 30,	December 31,	Sequential Change
	2010	2010	2009	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$2,922,852	$1,998,982	$1,613,588
Investment securities	7,142,395	6,882,063	6,190,062
Receivables, net:
Premiums	794,197	1,310,269	811,800
Administrative services fees	13,831	14,833	11,820
Securities lending invested collateral	31,921	45,234	119,586
Other	479,417	535,708	505,960
Total current assets	11,384,613	10,787,089	9,252,816	$597,524	5.5%

Property and equipment, net	670,277	660,223	679,142
Long-term investment securities	1,477,147	1,405,734	1,307,088
Goodwill	1,997,277	1,994,593	1,992,924
Other	861,038	842,931	921,524
Total assets	$16,390,352	$15,690,570	$14,153,494	$699,782	4.5%

Liabilities and Stockholders' Equity
Current liabilities:
Benefits payable	$3,726,911	$3,829,723	$3,222,574
Trade accounts payable and accrued expenses	2,041,101	1,666,386	1,307,710
Book overdraft	241,229	239,916	374,464
Securities lending payable	38,106	51,618	126,427
Unearned revenues	213,778	209,346	228,817
Total current liabilities	6,261,125	5,996,989	5,259,992	$264,136	4.4%

Long-term debt	1,671,222	1,673,565	1,678,166
Future policy benefits payable	1,279,168	1,227,348	1,193,047
Other long-term liabilities	239,868	313,843	246,286
Total liabilities	9,451,383	9,211,745	8,377,491	$239,638	2.6%

Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 190,107,065 issued at September 30, 2010	31,685	31,674	31,634
Capital in excess of par value	1,720,651	1,704,035	1,658,521
Retained earnings	5,421,676	5,028,455	4,429,611
Accumulated other comprehensive income	259,025	158,428	42,135
Treasury stock, at cost, 21,788,518 shares at September 30, 2010	(494,068)	(443,767)	(385,898)
Total stockholders' equity	6,938,969	6,478,825	5,776,003	$460,144	7.1%
Total liabilities and stockholders' equity	$16,390,352	$15,690,570	$14,153,494	$699,782	4.5%

Debt-to-total capitalization ratio	19.4%	20.5%	22.5%

S-5

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands

	Three Months Ended September 30,
			Dollar	Percentage
	2010	2009	Change	Change
Cash flows from operating activities
Net income	$393,221	$301,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,557	62,088
Net realized capital gains	(4,310)	(4,184)
Stock-based compensation	12,477	15,796
(Benefit from) provision for deferred income taxes	(34,656)	12,072
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	517,074	500,386
Other assets	46,045	30,545
Benefits payable	(102,812)	(45,716)
Other liabilities	301,608	87,766
Unearned revenues	4,398	(25,066)
Other	11,607	4,905
Net cash provided by operating activities	1,209,209	940,111	$269,098	28.6%

Cash flows from investing activities
Acquisitions, net of cash acquired	(8,451)	(69)
Purchases of property and equipment	(61,005)	(39,533)
Purchases of investment securities	(823,184)	(2,451,044)
Proceeds from maturities of investment securities	478,569	197,796
Proceeds from sales of investment securities	207,630	1,152,495
Change in securities lending collateral	13,512	115,234
Net cash used in investing activities	(192,929)	(1,025,121)	$832,192	81.2%

Cash flows from financing activities
Receipts from CMS contract deposits	439,622	499,987
Withdrawals from CMS contract deposits	(473,679)	(481,123)
Change in book overdraft	1,313	45,531
Change in securities lending payable	(13,512)	(115,234)
Common stock repurchases	(50,301)	(2,271)
Excess tax benefit from stock-based compensation	142	1,473
Proceeds from stock option exercises and other	4,005	3,544
Net cash used in financing activities	(92,410)	(48,093)	($44,317)	-92.1%

Increase (decrease) in cash and cash equivalents	923,870	(133,103)
Cash and cash equivalents at beginning of period	1,998,982	1,585,109

Cash and cash equivalents at end of period	$2,922,852	$1,452,006

S-6

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands

	Nine Months Ended September 30,
			Dollar	Percentage
	2010	2009	Change	Change
Cash flows from operating activities
Net income	$992,065	$789,016
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	196,603	180,580
Net realized capital gain	(12,286)	(13,734)
Stock-based compensation	52,104	48,818
Benefit from deferred income taxes	(115,923)	(22,753)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	15,592	6,247
Other assets	119,728	11,718
Benefits payable	504,337	159,902
Other liabilities	520,771	(10,681)
Unearned revenues	(15,073)	(18,309)
Other	31,253	16,687
Net cash provided by operating activities	2,289,171	1,147,491	$1,141,680	99.5%

Cash flows from investing activities
Acquisitions, net of cash acquired	(10,120)	(12,436)
Purchases of property and equipment	(152,432)	(122,135)
Purchases of investment securities	(3,582,352)	(5,290,819)
Proceeds from maturities of investment securities	1,492,601	802,331
Proceeds from sales of investment securities	1,298,912	2,903,936
Change in securities lending collateral	88,321	248,925
Net cash used in investing activities	(865,070)	(1,470,198)	$605,128	41.2%

Cash flows from financing activities
Receipts from CMS contract deposits	1,319,874	1,534,629
Withdrawals from CMS contract deposits	(1,117,655)	(1,204,536)
Repayments under credit agreement	-	(250,000)
Change in book overdraft	(133,235)	(25,158)
Change in securities lending payable	(88,321)	(248,925)
Common stock repurchases	(108,170)	(8,270)
Excess tax benefit from stock-based compensation	1,406	1,717
Proceeds from stock option exercises and other	11,264	4,833
Net cash used in financing activities	(114,837)	(195,710)	$80,873	41.3%

Increase (decrease) in cash and cash equivalents	1,309,264	(518,417)
Cash and cash equivalents at beginning of period	1,613,588	1,970,423

Cash and cash equivalents at end of period	$2,922,852	$1,452,006

S-7

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in thousands

	Three Months Ended September 30,				Nine Months Ended September 30,

				Percentage				Percentage
	2010	2009	Difference	Change	2010	2009	Difference	Change
Benefit ratio
Government Segment	82.2%	81.9%	0.3%		84.1%	84.3%	-0.2%
Commercial Segment	79.2%	82.7%	-3.5%		75.5%	79.4%	-3.9%
Consolidated	81.6%	82.1%	-0.5%		82.3%	83.1%	-0.8%

Selling, general, and administrative expense ratio (A)
Government Segment	9.5%	10.2%	-0.7%		9.3%	10.0%	-0.7%
Commercial Segment	24.4%	24.0%	0.4%		27.1%	23.9%	3.2%
Consolidated	12.9%	13.7%	-0.8%		13.3%	13.5%	-0.2%

Investment income
Government Segment	$56,857	$44,936	$11,921	26.5%	$164,545	$132,894	$31,651	23.8%
Commercial Segment	30,393	29,925	468	1.6%	87,950	86,851	1,099	1.3%
Consolidated	$87,250	$74,861	$12,389	16.5%	$252,495	$219,745	$32,750	14.9%

Interest expense
Government Segment	$19,899	$17,447	$2,452	14.1%	$59,266	$50,160	$9,106	18.2%
Commercial Segment	6,244	8,812	(2,568)	-29.1%	19,413	29,445	(10,032)	-34.1%
Consolidated	$26,143	$26,259	($116)	-0.4%	$78,679	$79,605	($926)	-1.2%

Detail of pretax income (loss)
Government Segment	$554,147	$474,501	$79,646	16.8%	$1,361,689	$1,045,277	$316,412	30.3%
Commercial Segment	68,143	(5,153)	73,296	1422.4%	213,381	157,783	55,598	35.2%
Consolidated	$622,290	$469,348	$152,942	32.6%	$1,575,070	$1,203,060	$372,010	30.9%

Detail of pretax margins
Government Segment	8.5%	8.2%	0.3%		6.9%	6.0%	0.9%
Commercial Segment	3.6%	-0.3%	3.9%		3.7%	2.7%	1.0%
Consolidated	7.4%	6.1%	1.3%		6.2%	5.2%	1.0%

S-8

Humana Inc.
Membership Detail
In thousands

	Ending	Average	Ending	Year-over-year Change		Ending	Sequential Change
	September 30, 2010	3Q10	September 30, 2009	Amount	Percent	June 30, 2010	Amount	Percent
Medical Membership:
Government Segment:
Medicare Advantage - HMO	636.1	636.0	591.0	45.1	7.6%	634.8	1.3	0.2%
Medicare Advantage - PPO	645.7	644.6	348.0	297.7	85.5%	618.3	27.4	4.4%
Medicare Advantage - PFFS	454.6	456.2	575.8	(121.2)	-21.0%	479.3	(24.7)	-5.2%
Total MA fully-insured	1,736.4	1,736.8	1,514.8	221.6	14.6%	1,732.4	4.0	0.2%
ASO	28.4	28.5	-	28.4		28.7	(0.3)	-1.0%
Total Medicare Advantage	1,764.8	1,765.3	1,514.8	250.0	16.5%	1,761.1	3.7	0.2%
Medicare stand-alone PDPs	1,785.6	1,789.5	1,960.4	(174.8)	-8.9%	1,793.4	(7.8)	-0.4%
Total Medicare	3,550.4	3,554.8	3,475.2	75.2	2.2%	3,554.5	(4.1)	-0.1%
Military services insured	1,762.6	1,759.9	1,754.3	8.3	0.5%	1,759.8	2.8	0.2%
Military services ASO	1,268.5	1,270.5	1,260.8	7.7	0.6%	1,270.9	(2.4)	-0.2%
Total military services	3,031.1	3,030.4	3,015.1	16.0	0.5%	3,030.7	0.4	0.0%
Medicaid	408.0	405.1	399.8	8.2	2.1%	404.0	4.0	1.0%
Total Government Segment	6,989.5	6,990.3	6,890.1	99.4	1.4%	6,989.2	0.3	0.0%
Commercial Segment:
Fully-insured medical:
Group	1,257.9	1,267.3	1,474.1	(216.2)	-14.7%	1,295.4	(37.5)	-2.9%
Individual	374.9	373.9	358.8	16.1	4.5%	371.5	3.4	0.9%
Medicare supplement	37.8	37.2	27.8	10.0	36.0%	35.6	2.2	6.2%
Total fully-insured medical	1,670.6	1,678.4	1,860.7	(190.1)	-10.2%	1,702.5	(31.9)	-1.9%
ASO	1,460.3	1,471.2	1,566.2	(105.9)	-6.8%	1,582.6	(122.3)	-7.7%
Total Commercial Segment	3,130.9	3,149.6	3,426.9	(296.0)	-8.6%	3,285.1	(154.2)	-4.7%

Total medical membership	10,120.4	10,139.9	10,317.0	(196.6)	-1.9%	10,274.3	(153.9)	-1.5%

Specialty Membership
Dental - fully-insured	2,605.8	2,599.8	2,650.9	(45.1)	-1.7%	2,677.5	(71.7)	-2.7%
Dental - ASO	1,236.5	1,225.1	1,197.4	39.1	3.3%	1,211.6	24.9	2.1%
Total dental	3,842.3	3,824.9	3,848.3	(6.0)	-0.2%	3,889.1	(46.8)	-1.2%
Vision	2,208.4	2,196.3	2,337.3	(128.9)	-5.5%	2,442.1	(233.7)	-9.6%
Other supplemental benefits (B)	988.1	984.1	888.1	100.0	11.3%	965.8	22.3	2.3%
Total specialty membership	7,038.8	7,005.3	7,073.7	(34.9)	-0.5%	7,297.0	(258.2)	-3.5%

S-9

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (C)
	Three Months Ended September 30,				Three Months Ended September 30,
			Dollar	Percentage
	2010	2009	Change	Change	2010	2009
Premium revenues
Government Segment:
Medicare Advantage	$4,798,910	$4,135,198	$663,712	16.1%	$921	$912
Medicare stand-alone PDPs	579,583	578,142	1,441	0.2%	$108	$98
Total Medicare	5,378,493	4,713,340	665,153	14.1%
Military services insured (D)	873,588	796,126	77,462	9.7%	$165	$151
Medicaid insured	168,847	162,896	5,951	3.7%	$139	$137
Total Government Segment premiums	6,420,928	5,672,362	748,566	13.2%
Commercial Segment:
Fully-insured medical	1,465,448	1,540,442	(74,994)	-4.9%	$291	$276
Specialty	248,269	231,318	16,951	7.3%	$13	$12
Total Commercial Segment premiums	1,713,717	1,771,760	(58,043)	-3.3%
Total premium revenues	$8,134,645	$7,444,122	$690,523	9.3%

Administrative services fees
Military services ASO (D)	$22,169	$22,690	($521)	-2.3%	$6	$6
Other government ASO (E)	4,779	15,257	(10,478)	-68.7%
Commercial Segment	94,867	95,785	(918)	-1.0%	$12	$12
Total administrative services fees	$121,815	$133,732	($11,917)	-8.9%

S-10

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (C)
	Nine Months Ended September 30,				Nine Months Ended September 30,
			Dollar	Percentage
	2010	2009	Change	Change	2010	2009
Premium revenues
Government Segment:
Medicare Advantage	$14,501,099	$12,340,786	$2,160,313	17.5%	$934	$922
Medicare stand-alone PDPs	1,858,830	1,812,638	46,192	2.5%	$113	$99
Total Medicare	16,359,929	14,153,424	2,206,505	15.6%
Military services insured (D)	2,603,950	2,591,605	12,345	0.5%	$165	$165
Medicaid insured	501,605	480,085	21,520	4.5%	$139	$136
Total Government Segment premiums	19,465,484	17,225,114	2,240,370	13.0%
Commercial Segment:
Fully-insured medical	4,456,286	4,643,204	(186,918)	-4.0%	$288	$274
Specialty	751,489	689,625	61,864	9.0%	$12	$12
Total Commercial Segment premiums	5,207,775	5,332,829	(125,054)	-2.3%
Total premium revenues	$24,673,259	$22,557,943	$2,115,316	9.4%

Administrative services fees
Military services ASO (D)	$67,010	$63,140	$3,870	6.1%	$6	$6
Other government ASO (E)	14,717	18,295	(3,578)	-19.6%
Commercial Segment	292,714	286,873	5,841	2.0%	$12	$12
Total administrative services fees	$374,441	$368,308	$6,133	1.7%

S-11

Humana Inc.
Percentage of Ending Membership under Capitation Arrangements

	Government Segment					Commercial Segment
September 30, 2010	Medicare Advantage	Medicare stand-alone PDPs	Military Services	Medicaid	Total Govt. Segment	Fully-insured	ASO	Total Comm. Segment	Total Medical Membership

Capitated HMO hospital system based (F)	0.8%	-	-	-	0.2%	1.3%	-	0.7%	0.4%
Capitated HMO physician group based (F)	2.5%	-	-	28.0%	2.3%	1.6%	-	0.8%	1.8%
Risk-sharing (G)	18.3%	-	-	67.8%	8.6%	1.4%	-	0.8%	6.2%
All other membership	78.4%	100.0%	100.0%	4.2%	88.9%	95.7%	100.0%	97.7%	91.6%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

September 30, 2009

Capitated HMO hospital system based (F)	1.9%	-	-	-	0.4%	1.2%	-	0.7%	0.5%
Capitated HMO physician group based (F)	3.2%	-	-	29.3%	2.4%	1.5%	-	0.8%	1.9%
Risk-sharing (G)	18.8%	-	-	69.9%	8.2%	1.0%	-	0.6%	5.7%
All other membership	76.1%	100.0%	100.0%	0.8%	89.0%	96.3%	100.0%	97.9%	91.9%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

S-12

Humana Inc.	Fair value
Investments
Dollars in thousands
	9/30/2010	6/30/2010	12/31/2009
Investment Portfolio:
Cash & cash equivalents	$2,922,852	$1,998,982	$1,613,588
Investment securities	7,142,395	6,882,063	6,190,062
Long-term investment securities	1,477,147	1,405,734	1,307,088
Total investment portfolio	$11,542,394	$10,286,779	$9,110,738

Duration (H)	3.27	3.36	3.78
Average Credit Rating	AA	AA	AA+

Securities Lending Invested Collateral Portfolio:
Cash & cash equivalents	$6,396	$12,527	$53,569
Corporate floating rate	-	-	32,375
Asset-backed securities	25,525	32,707	33,642
	$31,921	$45,234	$119,586

Average Credit Rating	AAA	AAA	AAA-

Investment Portfolio Detail:
Cash and cash equivalents	$2,922,852	$1,998,982	$1,613,588
U.S. Government and agency obligations
U.S. Treasury and agency obligations	745,680	905,531	1,009,352
U.S. Government residential mortgage-backed	1,889,185	1,916,433	1,662,246
U.S. Government commercial mortgage-backed	31,065	30,037	26,417
Total U.S. Government and agency obligations	2,665,930	2,852,001	2,698,015
Tax-exempt municipal securities
Pre-refunded	340,903	341,435	346,937
Insured	636,887	583,805	587,203
Other	1,382,742	1,187,734	1,221,087
Auction rate securities	51,369	51,473	68,814
Total tax-exempt municipal securities	2,411,901	2,164,447	2,224,041
Residential mortgage-backed
Prime residential mortgages	70,094	70,897	89,956
Alt-A residential mortgages	2,324	2,419	3,856
Sub-prime residential mortgages	1,333	1,420	1,600
Total residential mortgage-backed	73,751	74,736	95,412
Commercial mortgage-backed	291,581	287,310	279,626
Asset-backed securities	176,425	227,900	107,188
Corporate securities
Financial services	904,426	828,813	775,990
Other	2,090,361	1,847,590	1,303,578
Total corporate securities	2,994,787	2,676,403	2,079,568
Redeemable preferred stocks	5,167	5,000	13,300
Total investment portfolio	$11,542,394	$10,286,779	$9,110,738

S-13

Humana Inc.
Detail of Benefits Payable Balance and Year-to-Date Changes
Dollars in thousands

	September 30,	June 30,	December 31,
	2010	2010	2009
Detail of benefits payable
IBNR and other benefits payable (I)	$2,711,282	$2,869,801	$2,377,324
Unprocessed claim inventories (J)	428,900	433,800	323,000
Processed claim inventories (K)	155,193	109,348	48,358
Payable to pharmacy benefit administrator (L)	116,070	115,043	194,697
Benefits payable, excluding military services	3,411,445	3,527,992	2,943,379

Military services benefits payable (M)	315,466	301,731	279,195
Total Benefits Payable	$3,726,911	$3,829,723	$3,222,574

	Nine Months Ended	Nine Months Ended	Year Ended
	September 30, 2010	September 30, 2009	December 31, 2009
Year-to-date changes in benefits payable, excluding military services (N)

Balances at January 1	$2,943,379	$2,898,782	$2,898,782

Incurred related to:
Current year	18,307,363	16,639,799	21,934,973
Prior years (O)	(401,250)	(221,887)	(252,756)
Total incurred	17,906,113	16,417,912	21,682,217

Paid related to:
Current year	(15,306,536)	(14,707,443)	(19,572,740)
Prior years	(2,131,511)	(1,554,643)	(2,064,880)
Total paid	(17,438,047)	(16,262,086)	(21,637,620)

Balances at end of period	$3,411,445	$3,054,608	$2,943,379

	Nine Months Ended	Nine Months Ended	Year Ended
	September 30, 2010	September 30, 2009	December 31, 2009
Summary of Consolidated Benefit Expense:
Total benefit expense incurred, per above	$17,906,113	$16,417,912	$21,682,217
Military services benefit expense	2,307,618	2,279,918	3,019,655
Future policy benefit expense (P)	90,859	50,376	73,130
Consolidated Benefit Expense	$20,304,590	$18,748,206	$24,775,002

S-14

Humana Inc.
Benefits Payable Statistics (Q)

Receipt Cycle Time (R)
	2010	2009	Change	Percentage Change
1st Quarter Average	13.8	14.8	(1.0)	-6.8%
2nd Quarter Average	13.9	14.0	(0.1)	-0.7%
3rd Quarter Average	13.9	13.7	0.2	1.5%
4th Quarter Average	-	13.6	n/a	n/a
Full Year Average	13.9	14.0	(0.1)	-0.7%

Unprocessed Claims Inventories

Date	Estimated Valuation (000s)	Claim Item Counts	Number of Days on Hand
9/30/2008	$293,600	946,500	6.0
12/31/2008	$247,200	745,500	4.3
3/31/2009	$258,800	740,600	4.2
6/30/2009	$258,000	709,900	4.0
9/30/2009	$317,100	856,500	4.9
12/31/2009	$323,000	775,500	4.3
3/31/2010	$426,200	1,091,700	5.6
6/30/2010	$433,800	1,009,200	4.9
9/30/2010	$428,900	1,064,200	5.2

S-15

Humana Inc.
Benefits Payable Statistics (Continued) (Q)

Days in Claims Payable (S)
Quarter Ended	Days in Claims Payable (DCP)	Change Last 4 Quarters	Percentage Change	DCP Excluding Capitation	Change Last 4 Quarters	Percentage Change
9/30/2008	58.1	(3.7)	-6.0%	65.1	(5.1)	-7.3%
12/31/2008	59.4	(0.8)	-1.3%	66.5	(1.8)	-2.6%
3/31/2009	54.6	(2.3)	-4.0%	60.9	(2.4)	-3.8%
6/30/2009	56.1	(1.1)	-1.9%	61.5	(1.8)	-2.8%
9/30/2009	56.2	(1.9)	-3.3%	62.7	(2.4)	-3.7%
12/31/2009	55.4	(4.0)	-6.7%	62.1	(4.4)	-6.6%
3/31/2010	57.0	2.4	4.4%	64.3	3.4	5.6%
6/30/2010	57.1	1.0	1.8%	64.5	3.0	4.9%
9/30/2010	57.9	1.7	3.0%	64.5	1.8	2.9%

Year-to-Date Change in Days in Claims Payable (T)
			2010	2009
DCP - beginning of period			55.4	59.4
Components of change in DCP:
Change in unprocessed claims inventories			1.8	0.6
Change in processed claims inventories			1.8	(1.5)
Change in pharmacy payment cutoff			(1.3)	(1.3)
Impact of Cariten acquisition in 4Q08			-	(0.9)
All other			0.2	(0.1)
DCP - end of period			57.9	56.2

S-16

Humana Inc. Footnotes to Statistical Schedules and Supplementary Information 3Q10 Earnings Release

(A)	The selling, general and administrative (SG&A) expense ratio is defined as SG&A expenses as a percent of premiums, administrative services fees and other revenue.
(B)	Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.
(C)	Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(D)	Military services revenues are generally not contracted on a per-member basis.
(E)	Includes administrative services fees associated with Medicare and Medicaid, operations in the United Kingdom, and, for 2009, fees associated with Green Ribbon Health.
(F)

In a limited number of circumstances, the company contracts with hospitals and physicians to accept financial risk for a defined set of HMO membership. In transferring this risk, the company prepays these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their capitated HMO membership, including some health benefit administrative functions and claims processing. For these capitated HMO arrangements, the company generally agrees to reimbursement rates that target a benefit expense ratio. Providers participating in hospital-based capitated HMO arrangements generally receive a monthly payment for all of the services within their system for their HMO membership. Providers participating in physician-based capitated HMO arrangements generally have subcontracted specialist physicians and are responsible for reimbursing such physicians and hospitals for services rendered to their HMO membership.

(G)

In some circumstances, the company contracts with physicians under risk-sharing arrangements whereby physicians have assumed some level of risk for all or a portion of the benefit expenses of their HMO membership. Although these arrangements do include capitation payments for services rendered, the company processes substantially all of the claims under these arrangements.

(H)	Duration is the time-weighted average of the present value of the bond portfolio cash flows.
(I)

IBNR represents an estimate of benefit expenses payable for claims incurred but not reported (IBNR) at the balance sheet date. The level of IBNR is primarily impacted by membership levels, benefit claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR). Other benefits payable includes amounts payable to providers under capitation arrangements.

(J)	Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.
(K)

Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.

(L)

The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month. Payment cycles are every 10 days (10th & 20th of month) and the last day of the month.

(M)	Military services benefits payable primarily consist of IBNR and to a lesser extent risk share payables to the Department of Defense and liabilities to subcontractors.
(N)

The table excludes activity associated with military services benefits payable, because the federal government bears a substantial portion of the risk associated with financing the cost of health benefits. More specifically, the risk-sharing provisions of the military services contracts with the federal government and with subcontractors effectively limit profits and losses when actual claim experience varies from the targeted claim amount negotiated annually. As a result of these contract provisions, the impact of changes in estimates for prior year military services benefits payable are substantially offset by the associated changes in estimates of revenue from health care services reimbursements. As such, any impact on the company's results of operations is reduced substantially, whether positive or negative.

(O)

Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine the company's estimate of claim reserves during the quarter.

(P)	Future policy benefit expense has a related liability classified as a long-term liability on the balance sheet.
(Q)	Benefits reserves statistics represents fully-insured medical claims data and excludes military services claims data and specialty benefits.
(R)

The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for the company's largest claim processing platforms represent approximately 96% of the company's fully-insured claims volume. Pharmacy and specialty claims, including dental, vision and other supplemental benefits, are excluded from this measurement.

(S)

A common metric for monitoring benefits payable levels relative to the benefit expense is days in claims payable, or DCP, which represents the benefits payable at the end of the period divided by average benefit expenses per day in the quarterly period. Since the company has some providers under capitation payment arrangements (which do not require a benefits payable IBNR reserve), the company has also summarized this metric excluding capitation expense. In addition, this calculation excludes the impact of the company's military services and stand-alone PDP business.

(T)

DCP fluctuates due to a number of issues, the more significant of which are detailed in this rollforward. Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of military services and Medicare stand-alone PDPs upon DCP.

S-17

CONTACT:
Humana Inc.
Investor Relations
Regina Nethery, 502-580-3644
Rnethery@humana.com
or
Corporate Communications
Tom Noland, 502-580-3674
Tnoland@humana.com